POMEROY COMPUTER RESOURCES, INC.
                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This Second Amendment to Employment Agreement ("Second Amendment") is made as of the 5th day of March, 2003, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company"), and MICHAEL ROHRKEMPER ("Employee").

     WHEREAS, on the 28TH day of May, 2001, the Company and Employee entered into an Employment Agreement ("Agreement");

     WHEREAS, thereafter, on March 2, 2002, the Company and Employee entered into a First Amendment to Employment Agreement; and

     WHEREAS, Company and Employee desire to enter into this Second Amendment to Employment Agreement to provide Employee with continued employment with the Company and additional responsibilities, duties, benefits and compensation incident thereto.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. Section 5 shall be amended by deleting Sections 5(a), 5(d)(i) and (ii), 5(e) and 5(h) of the First Amendment in their entirety and replacing them with the following:

     5.  Compensation.  For  all services rendered by the Employee, compensation
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     shall  be  paid  to  Employee  as  follows:

          (a)  Base  Salary. Employee's base annual salary shall be $200,000.00.
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          Employee  shall  be entitled to an increase in his annual base salary, in the event the Company meets or exceeds the following net profit before taxes thresholds: if Company's net profit before taxes for fiscal year 2003 is greater than 5.0% for such fiscal period, Employee's annual base salary for the final year of the three (3) year term provided under the First Amendment shall be automatically increased by $25,000.00.


          (d)  Quarterly  Bonus.
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               (i)  DSO Bonus. Employee shall be eligible to receive a quarterly bonus  based  upon  the  average  "days  sales  are  outstanding"
               ("DSO"), as reflected on the financial statements for the consolidated company for the respective quarterly period as follows: in the event the average DSO's are less than 50 days for the applicable quarter, Employee shall be entitled to receive a cash bonus of $12,500.00; if the average DSO's are less than 48 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $17,500.00; or if the average DSO's are less than 46 days for the applicable quarter, Employee shall be entitled to receive a cash bonus of $25,000.00. The parties mutually agree that the thresholds set forth herein above shall be subject to further review after the close of the company's second fiscal quarter of 2003. Any modification of the quarterly bonus provision set forth in this Section shall be done in writing and signed by both parties.


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               (ii)  NPBT  Bonus.  Employee  shall also be eligible to receive a quarterly bonus if Company's net profit before taxes ("NPBT") meet or exceed certain thresholds, which are more particularly set forth herein below. If Company's NPBT for the applicable quarter is greater than 4.0%, Employee shall be entitled to receive a cash bonus of $7,500.00 for the quarter; if Company's NPBT for the applicable quarter is greater than 4.5%, Employee shall be entitled to receive a cash bonus of $12,500.00; or, if Company's NPBT is greater than 5.0%, Employee shall be entitled to receive a cash bonus of $15,000.00. In the event Company fails to attain the NPBT thresholds referenced hereinabove for the applicable quarter, Employee shall not be eligible for or entitled to any bonus hereunder. The parties mutually agree that the thresholds set forth herein above shall be subject to further review after the close of the company's second fiscal quarter of 2003. Any modification of the quarterly bonus provision set forth in this Section shall be done in writing and signed by both parties.

          (e)  Year  End  Bonus based on Company's Performance/Results. Employee
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          shall  be  eligible to receive a year end bonus in accordance with the following schedule so long as (i) the Company achieves a net profit before taxes ("NPBT") greater than 4.0% for fiscal year 2003; and (ii) Company's gross sales are in excess of the following thresholds: If Company generates gross sales in excess of $750,000,000.00 for fiscal year 2003, Employee shall be entitled to receive $25,000.00 in cash or stock and 5,000 stock options; if Company generates gross sales in excess of $775,000,000.00 for fiscal year 2003, Employee shall be entitled to receive $50,000.00 in cash or stock and 10,000 stock options; or if Company generates gross sales in excess of $800,000,000.00 for fiscal year 2003, Employee shall be entitled to receive $100,000.00 in cash or stock and 15,000 stock options. Employee understands and acknowledges that payment of fifty percent (50%) of any cash bonus deemed earned by Employee hereunder shall be deferred and subject to a five (5) year vesting schedule. Employee further understands and acknowledges that any stock options awarded hereunder shall be subject to a three (3) year vesting schedule. Any such stock option awards made pursuant to this Section 5(e) shall be made subject to any and all terms and conditions contained in the Company's 2002 Non-Qualified and Incentive Stock Option Plan and the Award Agreement incident thereto. Any such award shall grant Employee the option to acquire a certain amount of common stock of the Company at the fair market value of such common stock as of the applicable date. For the purposes of this Second Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date). The year-end bonus schedule provided in this Section shall be in effect for fiscal year 2003 only.

          (h)  Management Based Objective ("MBO"). Employee shall be eligible to
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          receive  a one-time, lump sum bonus up to $20,000.00 at the end of the
          Company's fiscal 2003 if the Company's total outstanding vendor receivables are reduced from $2,800,000.00 to zero by the end of fiscal 2003. The President of the Company shall retain the sole and complete discretion to determine the dollar amount of the bonus, if any, which shall be paid to Employee under this MBO. For purposes of this section, "vendor receivables" shall be defined as all receivables related to the following Company accounts, without regard to and excluding any reserves established on the Company's books for such accounts: rebate receivables, receivables related to product returns, price protection receivables, NSN receivables, deposits, warranty/cross-ship reimbursement receivables, employee receivables, receivables related to leases and tax related receivables arising thereunder, marketing receivables, and other miscellaneous accounts. In no event shall the term "vendor receivables," as defined herein above, include receivables related to the Company's customer trade accounts. This Management Based Objective bonus, as provided for hereinabove, shall be in effect for fiscal year 2003 only.

2. Section 6(f) of the Agreement shall be amended by replacing any and all references therein to $300,000.00 to $500,000.00. Accordingly, the Company shall increase the term life insurance policy that it maintains on the life of Employee, pursuant to Section 6(f) of the Agreement, from $300,000.00 to $500,000.00.

     Except as modified by this Second Amendment to Employment Agreement, the parties affirm and ratify the terms and conditions of the Agreement and First Amendment thereto.

     IN WITNESS WHEREOF, this Second Amendment to Employment Agreement has been executed as of the day and year first above written.

Witnesses:

___________________________________          POMEROY COMPUTER
     RESOURCES, INC.

___________________________________          By:______________________________


___________________________________           ________________________________
                                              MICHAEL ROHRKEMPER
____________________________________


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